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                                                                    EXHIBIT 99.1



                     CONSENT OF DIRECTORS ABOUT TO BE NAMED

To Beasley Broadcast Group, Inc.:

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to the references in the Registration Statement of Beasley Broadcast Group, Inc. (the "Company") on Form S-1 (File No. 333-91683), and any amendments thereto, which indicate that I have accepted a nomination to become a director of the Company following the closing of the Company's initial public offering.


                                /s/ Mark S. Fowler                   1/25/2000
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                                Mark S. Fowler                       Date


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                     CONSENT OF DIRECTORS ABOUT TO BE NAMED

To Beasley Broadcast Group, Inc.:

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to the references in the Registration Statement of Beasley Broadcast Group, Inc. (the "Company") on Form S-1 (File No. 333-91683), and any amendments thereto, which indicate that I have accepted a nomination to become a director of the Company following the closing of the Company's initial public offering.


                                /s/ Joe. B. Cox                      1/24/2000
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                                Joe B. Cox                           Date